Exhibit 99.1

[dts LOGO]

PRESS RELEASE

FOR IMMEDIATE RELEASE

DTS REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

Agoura Hills, Calif. — May 9, 2005 - DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) today reported results for the first quarter ended March 31, 2005.

For the first quarter of 2005, DTS reported revenue of $22.1 million, up 41% over $15.6 million in revenue reported in the first quarter of 2004.  DTS reported net income for the first quarter of 2005 of $3.6 million, or $0.19 per diluted share, which compares to net income of $3.4 million, or $0.19 per diluted share, reported in the first quarter of 2004. Included in first quarter 2005 results was a one-time charge of $2.3 million, or $0.08 per share net of tax, for in-process research and development and $328,000, or $0.01 per share net of tax, for the ongoing amortization of purchased intangibles related to the January 3, 2005 purchase of Lowry Digital Images, Inc.

“We posted good revenue overall in the first quarter, driven by the positive resolution of licensing audit and enforcement activities and encouraging growth in the emerging areas of our consumer business, including car and PC, as well as good interest in cinema hardware, “ commented Jon Kirchner, president and CEO of DTS. “This was partially offset by some softness in our DVD trademark licensing, consistent with recent industry trends, and a slower than expected ramp in our digital images business.  In addition, we continued to commit additional resources to our license enforcement activities, and for the first time have included costs associated with our digital images business in our operating results.”

“In our consumer business, we made important progress in supporting our mandatory inclusion in the next generation optical disc standards, which is expected to drive substantial growth over time. Our emerging market opportunities continue to be an important contributor to our future, as the inclusion of DTS technology becomes more prevalent in luxury automobiles, our after-market PC presence grows, and we advance our position in the broadcast market.  In the quarter, we continued to make important strides in our research and development efforts which we believe will result in strong revenue contributions over the long-term.”

“In our cinema business in the first quarter, we demonstrated good growth in revenue from our XD10 platform and are encouraged by customer interest in this product for pre-show and captioning functions.  We continue to believe in the long-term opportunity for our cinema business and our XD10 product platform as the market moves toward digital distribution of content.  We are well positioned to capitalize on opportunities as this market evolves over time,” concluded Jon Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s first quarter results today, Monday, May 9, 2005, starting at 5:00 p.m. Eastern Time. The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dtsonline.com.   A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on May 9, 2005, through May 13, 2005, by dialing 800-405-2236 and entering the passcode 11028048.

About DTS

DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processors, and there are more than 300 million DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as 5.1 Music Discs, DVD-Video, DVD-Audio and DVD-ROM software.  Additionally, DTS provides technology and services for audio delivery and image restoration and enhancement to the motion picture industry.  DTS audio products are featured on more than 24,000 motion picture screens worldwide.  Lowry Digital Images, a wholly-owned subsidiary of DTS, is an industry leader in image restoration and enhancement.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Canada, Japan and China.  For further information, please visit www.dtsonline.com.

DTS is a trademark of Digital Theater Systems, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Vanessa Lehr	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
vanessa@blueshirtgroup.com	kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of	As of
	December 31,	March 31,
	2004	2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,271	$31,892
Short-term investments and marketable securities	93,040	74,303
Accounts receivable, net of allowance for doubtful accounts of $402 and $406 at December 31, 2004 and March 31, 2004, respectively	4,649	10,664
Inventories	3,669	3,320
Deferred tax assets, net	9,144	9,090
Prepaid expenses and other	3,651	2,713
Income tax receivable	72	—
Total current assets	135,496	131,982
Long-term investments and marketable securities	2,657	—
Property and equipment, net	3,539	5,722
Goodwill	—	3,853
Intangible assets, net	1,779	12,369
Deferred tax assets	500	1,903
Other assets	718	727
Total assets	$144,689	$156,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,716	$4,609
Accrued expenses	5,688	6,138
Deferred revenue	519	2,275
Income tax payable	—	656
Total current liabilities	9,923	13,678
Deferred tax liability	—	4,307

Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2004 and March 31, 2004; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2004 and March 31, 2005; 17,067,573 and 17,091,980 issued and outstanding at December 31, 2004 and March 31, 2005, respectively	2	2
Additional paid-in capital	121,431	121,680
Retained earnings	13,333	16,889
Total stockholders’ equity	134,766	138,571

Total liabilities and stockholders’ equity	$144,689	$156,556

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2004	2005

Revenues:
Technology and film licensing	$12,497	$18,464
Product sales and other revenues	3,100	3,593
Total revenues	15,597	22,057
Cost of goods sold:
Technology and film licensing	980	1,282
Product sales and other revenues	1,912	3,181
Total cost of goods sold	2,892	4,463
Gross profit	12,705	17,594
Operating expenses:
Selling, general and administrative	6,440	8,044
Research and development	1,332	2,094
In-process research and development	—	2,300
Total operating expenses	7,772	12,438
Income from operations	4,933	5,156
Interest income, net	439	354
Other expense, net	(14)	(12)
Income before provision for income taxes	5,358	5,498
Provision for income taxes	1,918	1,942
Net income	$3,440	$3,556
Net income per common share:
Basic	$0.21	$0.21
Diluted	$0.19	$0.19
Weighted average shares used to compute net income per common share:
Basic	16,578,942	17,080,005
Diluted	18,219,289	18,266,094